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                                                                     EXHIBIT 4.1

                                 AMENDMENT NO. 2
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

     This Amendment No. 2 to Amended and Restated Credit Agreement (this "Amendment") is dated as of October 5, 2000, by and among McGRATH RENTCORP, a California corporation (the "Borrower"), the banks listed on the signature pages hereof (individually a "Bank" and collectively "Banks"), and UNION BANK OF CALIFORNIA, N.A., in its capacities as a Bank ("UBOC") and as agent (the "Agent") for Banks.

                                    Recitals

     A. Agent, UBOC, Fleet National Bank, formerly known as Fleet Bank, N.A. ("Fleet"), Bank of America, N.A., formerly known as Bank of America, National Trust and Savings Association ("BofA") and Borrower are parties to that certain Amended and Restated Credit Agreement dated as of June 30, 1999, as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of December 15, 1999 (the "Credit Agreement").

     B. Borrower wishes to increase the Commitment from $100 million to $120 million through the addition of Comerica Bank-California ("Comerica") as a Bank party to the Credit Agreement. Comerica desires to join in the Credit Agreement as a Bank and to provide $20 million as its Pro Rata Share of the Commitment. UBOC, Fleet, BofA, and Agent desire that Comerica join in the Credit Agreement in such manner, and the parties are willing to amend the Credit Agreement subject to the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I
                         AMENDMENTS TO CREDIT AGREEMENT

     This Amendment shall be deemed to be an amendment to the Credit Agreement and shall not be construed in any way as a replacement or substitution therefor. All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein. Any capitalized term used but not otherwise defined in this Amendment shall have the meaning ascribed to it in the Credit Agreement.

     1.1 Comerica is hereby added to the Credit Agreement as a Bank. Comerica hereby extends to Borrower as its Pro Rata Share of the Commitment the sum of Twenty Million Dollars ($20,000,000.00).

     1.2 Section 1.1 of the Credit Agreement, entitled "Definitions," is hereby amended as follows:


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          (a)  The definition of "Bank" is amended and restated in its entirety as follows:

          "Bank" means, individually, Union Bank of California, N.A., Fleet National Bank, Bank of America, N.A., and Comerica Bank-California, and their respective successors, and such other banks as may become party to this Agreement, collectively referred to herein as "Banks."

          (b) The definition of "Commitment" is amended and restated in its entirety as follows:

          "Commitment" means, subject to the terms and conditions of this Agreement, and adjusted from time to time in accordance therewith, the obligation of Banks to make Loans to Borrower in the aggregate principal amount outstanding at any time not to exceed the lesser of
          (a) One Hundred Twenty Million Dollars ($120,000,000), and (b) the Adjusted Borrowing Base.

          (c) The definition of "Pro Rata Share" is amended and restated in its entirety as follows:

          "Pro Rata Share" means, with respect to each Bank, the percentage set forth next to that Bank's name as follows:

               Bank                                         Pro Rata Share
               ----                                         --------------
               Union Bank of California, N.A.                  28.3333%
               Bank of America, N.A.                           27.5000%
               Fleet National Bank                             27.5000%
               Comerica Bank-California                        16.6667%

          (d) The definition of "Revolving Loan Commitment Period" is amended and restated in its entirety as follows:

          "Revolving Loan Commitment Period" means, for each Bank, the period from and including such Bank's Commitment Effective Date to, but not including, the Revolving Loan Termination Date.

          (e) A new defined term, "Commitment Effective Date," is added as follows:

          "Commitment Effective Date" means:

               (i)  with respect to UBOC, Fleet and BofA, June 30, 1999; and

               (ii) with respect to Comerica, October 5, 2000.

          (f)  A new defined term, "Prior Banks," is added as follows:


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          "Prior Banks" means UBOC, Fleet and BofA.

     1.3 Each Bank's Pro Rata Share of the Commitment shall be the dollar amount set forth opposite such Bank's name on the signature pages to this Amendment.

     1.4 As of the Commitment Effective Date applicable to Comerica, Comerica shall purchase from each of the Prior Banks Comerica's Pro Rata Share of each Prior Bank's outstanding Loans by payment of same day funds in the amount of such Pro Rata Share. To facilitate such purchase, as of such Commitment Effective Date, Borrower shall prepay all outstanding Eurodollar Loans that do not otherwise mature on such Commitment Effective Date, and shall request a new Revolving Loan pursuant to the Procedure for Loans in Section 2.4 of the Credit Agreement for an amount equal to such prepaid amount and with a Funding Date that is the same as such Commitment Effective Date.

     1.5 From and after the Commitment Effective Date applicable to Comerica, Comerica's Pro Rata Share of outstanding Loans shall be deemed outstanding under and evidenced by its Revolving Note, and no longer outstanding under or evidenced by the Revolving Notes of the Prior Banks.

     1.6 Section 2.4.4 of the Credit Agreement is amended and restated in its entirety as follows:

          2.4.4 Minimum Amount of Revolving Loans. Loan Requests for Revolving Loans shall be in one or the other of the following minimum amounts, as the case may be, with integral multiples of Twenty-Five Thousand Dollars ($25,000) in excess of such minimum amounts:

               (a) for a Reference Rate Loan, a minimum amount of Four Hundred Thousand Dollars ($400,000); and

               (b) for a Eurodollar Loan, a minimum amount of One Million Dollars ($1,000,000.00).

     1.7 Section 3.5 of the Credit Agreement is amended by replacing the phrase "All payments hereunder shall be in Dollars" in the first sentence of the Section with the following:

          "All payments hereunder shall be made, irrespective of and without condition or deduction for any counterclaim, defense, recoupment, or setoff, in Dollars"

     1.8 All Commitment Fees under Section 3.6 of the Credit Agreement and all interest on outstanding Loans accruing prior to Comerica's Commitment Effective Date shall be for the ratable accounts of the Prior Banks; and all Commitment Fees and interest accruing on outstanding Loans on and after Comerica's Commitment Effective Date shall be for the ratable accounts of all of the Banks.

     1.9 Section 7.3 of the Credit Agreement is amended by replacing the introductory phrase, "Borrower will furnish to Agent:" with the following phrase:


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          "Borrower will furnish to Agent and each Bank:"

     1.10 Section 11.1 of the Credit Agreement is amended by adding the following subsection (e):

          (e) Modify the definition of either "Borrowing Base" or "Adjusted Borrowing Base" in Section 1.1 or modify or delete the reference to the "Adjusted Borrowing Base" in the definition of "Commitment" in Section 1.1.

     1.11 Section 11.19 of the Credit Agreement is amended by adding the following phrase to the end of the last sentence of the section:

          ", which consent shall not be unreasonably withheld."

     1.12 For purposes of Section 11.20 of the Credit Agreement, the addresses of the parties set forth on the signature pages to this Amendment shall supercede, and be used for notices and other communications after the date hereof instead of the addresses set forth on the signature pages to the Credit Agreement.

                                   ARTICLE II
                           CONDITIONS TO EFFECTIVENESS
                                  OF AMENDMENT

     2.1 The effectiveness of this Amendment is subject to the fulfillment to the satisfaction of Agent, in its sole discretion, of the following conditions precedent:

          (a) Each Bank shall have executed and delivered to Agent a counterpart of this Amendment;

          (b) Borrower shall have executed and delivered to Agent a counterpart of this Amendment, and a Revolving Note, payable to Comerica, in the form attached hereto as Exhibit "A";

          (c) Agent shall have received appropriate authorization documents, including borrowing resolutions and certificates of incumbency, confirming to Agent's satisfaction that all necessary corporate and organizational actions have been taken to authorize Borrower to enter into this Amendment; and

          (d) Agent shall have received such other documents, instruments or agreements as Agent may require to effectuate the intents and purposes of this Amendment.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Agent and each Bank that:


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     3.1  After giving effect to the amendment of the Credit Agreement pursuant to this Amendment and the consummation of the transactions contemplated hereby
(i) each of the representations and warranties set forth in Article 6 of the Credit Agreement is true and correct in all respects as if made on the date hereof (with references to the Credit Agreement being deemed to include this Amendment), and (ii) there exists no Default or Event of Default under the Credit Agreement after giving effect to this Amendment.

     3.2 Borrower has full corporate power and authority to execute and deliver this Amendment, to make and deliver the Revolving Note to Comerica, and to perform the obligations of its part to be performed thereunder and under the Credit Agreement as amended hereby. Borrower has taken all necessary action, corporate or otherwise, to authorize the execution and delivery of this Amendment and each of the documents described herein. No consent or approval of any person, no consent or approval of any landlord or mortgagee, no waiver of any lien or similar right and no consent, license, approval or authorization of any governmental authority or agency is or will be required in connection with the execution or delivery by Borrower of this Amendment or the performance by Borrower of the Credit Agreement as amended hereby.

     3.3 This Amendment, the Revolving Note payable to Comerica, and the Credit Agreement as amended hereby are, or upon delivery thereof to Agent or Comerica, as applicable, will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                                   ARTICLE IV
                                  MISCELLANEOUS

     4.1 The Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed to be amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

     4.2 Borrower shall pay Agent on demand reasonable fees and costs of attorneys incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished hereunder.

     4.3 Borrower affirms its obligation pursuant to Section 4.1.4 of the Credit Agreement to pay applicable breakage fees (if any) incurred by any Prior Bank in connection with Comerica's purchase of its Pro Rata Share of such Prior Bank's outstanding Loans.


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     IN WITNESS WHEREOF, Borrower, Banks and Agent have executed this Amendment as of the date set forth in the preamble hereto.

MCGRATH RENTCORP


-------------------------------------------------
By: Thomas J. Sauer
Title: Vice President and Chief Financial Officer

Notice Address:
--------------
     5700 Las Positas Road
     Livermore, California 94550
     Attention: Mr. Thomas Sauer, Chief Financial Officer
     Fax: (925) 453-3200


UNION BANK OF CALIFORNIA, N.A.,
individually and as Agent


-------------------------------------------------
By: Robert John Vernagallo
Title: Vice President

                                                  Pro Rata Share of
Notice Address:                                     Commitment: $34,000,000
--------------                                    Pro Rata Share: 28.3333%
     350 California Street, 6th Floor
     San Francisco, CA  94104
     Attention: Mr. Robert John Vernagallo
     Fax No.: (415) 705-7566


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

FLEET NATIONAL BANK


-------------------------------------------------
By: Clifford A. Gaysunas, Jr.
Title:Vice President

                                                  Pro Rata Share of
Notice Address:                                     Commitment: $33,000,000
--------------                                    Pro Rata Share: 27.5000%
     100 Federal Street
     Mail Stop: MA DE 10008B
     Boston, MA  02110
     Attention: Mr. Chip Gaysunas
     Fax No.: (617) 434-0816


BANK OF AMERICA, N.A.,


-------------------------------------------------
By: Lisa M. Thomas
Title:Senior Vice President

                                                  Pro Rata Share of
Notice Address:                                     Commitment: $33,000,000
--------------                                    Pro Rata Share: 27.5000%
     345 Montgomery Street
     Concourse Level
     San Francisco, CA 94104
     Attention: Ms. Lisa M. Thomas
     Fax No.: (415) 622-1878



COMERICA BANK-CALIFORNIA


-------------------------------------------------
By: R. Michael Law
Title:Vice President

                                                  Pro Rata Share of
Notice Address:                                     Commitment: $20,000,000
--------------                                    Pro Rata Share: 16.6667%
     155 Grand Avenue, Suite 402
     Oakland, CA 94612
     Attention: Mr. R. Michael Law
     Fax No.: (510) 645-2220


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